UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ARRAY BIOPHARMA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3200 WALNUT STREET
BOULDER, COLORADO 80301

October 5, 2006

Dear Fellow Stockholder:

You are cordially invited to attend Array BioPharma Inc.’s Annual Meeting of Stockholders on November 2, 2006, at 2:00 p.m., Mountain Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302.

The matters to be acted on at the Annual Meeting are described in the enclosed notice and Proxy Statement. A proxy card on which to indicate your vote and a postage-paid return envelope are also enclosed as well as a copy of our fiscal year 2006 Annual Report.

We realize that you may not be able to attend the Annual Meeting and vote your shares in person. However, regardless of your meeting attendance, we need your vote. We urge you to complete, sign and return the enclosed proxy card to ensure that your shares are represented. If you decide to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares in person.

Please remember that this is your opportunity to voice your opinion on matters affecting Array. We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting.

Sincerely,

Robert E. Conway
Chief Executive Officer

Enclosures

3200 WALNUT STREET
BOULDER, COLORADO 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on November 2, 2006

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Array BioPharma Inc. to be held on November 2, 2006, at 2:00 p.m., Mountain Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, to consider and vote upon the following matters:

•       Election of three Class III directors to serve for a three-year term of office expiring at the 2009 Annual Meeting of Stockholders;

•       Approval of two amendments to the Array BioPharma Inc. Employee Stock Purchase Plan (the “ESPP”) (i) to increase the number of shares of the common stock reserved for issuance under the ESPP by 450,000 shares, to an aggregate of 1,650,000 shares, and (ii) to remove the requirement that employees be employed for at least 30 days as of the beginning of an offering period in order to be eligible to participate in the ESPP;

•       Ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2007; and

•       Any other matter that properly comes before the Annual Meeting.

Only stockholders of record at the close of business on September 27, 2006, will be entitled to vote at the Annual Meeting or any adjournments thereof.

YOUR VOTE IS VERY IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Sincerely,

Robert E. Conway
Chief Executive Officer

Boulder, Colorado
October 5, 2006

3200 WALNUT STREET
BOULDER, COLORADO 80301

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To be held on November 2, 2006

This Proxy Statement is furnished to stockholders of Array BioPharma Inc., a Delaware corporation, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Array to be held on November 2, 2006, at 2:00 p.m., Mountain Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of our Board of Directors.

Holders of record of shares of our common stock as of the close of business on the record date, September 27, 2006, are entitled to receive notice of, and to vote at, the Annual  Meeting. The common stock constitutes the only class of securities entitled to vote at the Annual Meeting, and each share of common stock entitles the holder thereof to one vote. At the close of  business on September 27, 2006, there were 39,168,607 shares of common stock outstanding.

Shares represented by proxies in the form enclosed that are properly executed and returned and not revoked will be voted as specified. Where no specification is made on a properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for Class III directors, FOR the approval of the amendments to the Array BioPharma Inc. Employee Stock Purchase Plan and FOR the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2007. We know of no other business to be transacted at the Annual Meeting. If other matters requiring a vote do arise, the persons named in the proxy intend to vote in accordance with their judgment on such matters.

To be voted, proxies must be filed with our Secretary prior to the time of voting. Proxies may be revoked at any time before they are exercised by filing with our Secretary a notice of revocation or a later dated proxy, or by voting in person at the Annual Meeting.

Our 2006 Annual Report to Stockholders for the fiscal year ended June 30, 2006 is enclosed with this Proxy Statement. This Proxy Statement, the Proxy Card and the 2006 Annual Report to Stockholders were mailed to stockholders on or about October 5, 2006. Our executive offices are located at 3200 Walnut Street, Boulder, Colorado 80301.

PROPOSAL 1
ELECTION OF DIRECTORS

Board of Directors

Our Board of Directors is composed of nine members divided into three classes having staggered three-year terms. At each Annual Meeting of Stockholders, the successors to the class of directors whose terms expired are elected to serve three-year terms. The terms of the Class III directors will expire at the Annual Meeting. The current Class III directors are Francis J. Bullock, Ph.D., Kevin Koch, Ph.D. and Douglas E. Williams, Ph.D. Drs. Bullock, Koch and Williams have been nominated for reelection at the Annual Meeting as directors to hold office until the 2009 Annual Meeting of Stockholders or until their successors are elected and qualified. Each of the nominees has consented to serve a term as a Class III director. Should any or all of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or may reduce the number of directors on the Board of Directors.

Class III Director Nominees for Election to Term Expiring 2009

The three directors standing for election are as follows:

Francis J. Bullock, Ph.D., 69, has served as a member of our Board of Directors since May 1998. Dr. Bullock is currently an independent consultant. From 2002 to 2003, Dr. Bullock was a Senior Advisor for the Strategic Decisions Group, a management consulting firm. From 1993 to 2002, Dr. Bullock was a senior consultant for Arthur D. Little, Inc., concentrating on pharmaceutical and biotechnology research and development, as well as the fine chemicals and agricultural chemicals industries. From 1981 to 1993, Dr. Bullock served as Senior Vice President, Research Operations at Schering-Plough Research Institute. Dr. Bullock serves on the Board of Directors for GTC Biotherapeutics, ARCA Discovery Inc. and Atherex. Dr. Bullock received a B.S. in pharmacy from the Massachusetts College of Pharmacy, an A.M. in organic chemistry from Harvard University and a Ph.D. in organic chemistry from Harvard University.

Kevin Koch, Ph.D., 46, is a Co-Founder of Array and has served as our President, Chief Scientific Officer and a member of our Board of Directors since May 1998. Prior to forming Array, Dr. Koch was an Associate Director of Medicinal Chemistry and Project Leader for the Protease Inhibitor and New Leads project teams for Amgen Inc. from 1995 to 1998. From 1988 until 1995, Dr. Koch held various positions with Pfizer Central Research, including Senior Research Investigator, Project Coordinator for the Cellular Migration and Immunology Project Teams. From 1998 to 2003, Dr. Koch was an elected board member of the Inflammation Research Association. He currently serves on the Board of Directors of CambridgeSoft Corporation. Dr. Koch received a B.S. in chemistry and biochemistry from the State University of New York at Stony Brook and a Ph.D. in synthetic organic chemistry from the University of Rochester.

Douglas E. Williams, Ph.D., 48, Dr. Williams has served as a member of our Board of Directors since April 2004. He currently serves as ZymoGenetics’ Chief Scientific Officer and Executive Vice President. From September 2003 to August 2004, Dr. Williams served as Seattle Genetics’ Chief Scientific Officer, Executive Vice President and a member of their Board of Directors. Prior to joining Seattle Genetics, from November 2002 to August 2003, Dr. Williams was Head of Health and Strategic Development for Genesis Research & Development, a biotechnology company located in New Zealand. From July to October 2002, he served as Senior Vice President, Washington Site Leader and a member of the Executive Committee for Amgen, Inc. Dr. Williams joined Amgen in July 2002 when it acquired Immunex Corporation, where he worked for 14 years, most recently serving as Executive Vice President, Chief Technology Officer and a member of Immunex’s Board of

Directors. Prior to his work at Immunex, Dr. Williams served on the faculty of the Indiana University School of Medicine and the Department of Laboratory Medicine at the Roswell Park Memorial Institute. He serves on the board of Anadys Pharmaceuticals and is a member of the Scientific Advisory Board of Symphony Capital, New York. Dr. Williams holds a B.S. magna cum laude in Biological Sciences from the University of Massachusetts, Lowell and a Ph.D. in Physiology from the State University of New York at Buffalo, Roswell Park Division.

Required Vote

The three nominees for director will be elected upon a favorable vote of a plurality of the votes cast at the Annual Meeting. Shares represented by proxies cannot be voted for more than the three nominees for director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES FOR ELECTION AS CLASS III DIRECTORS TO THE BOARD.

Directors Continuing in Office

Term Expiring 2007—Class I.   The following Class I directors have terms expiring at the Annual Meeting of Stockholders in 2007:

David L. Snitman, Ph.D., 54, is a Co-Founder of Array and has served as our Chief Operating Officer, our Vice President of Business Development and a member of our Board of Directors since May 1998. Prior to forming Array, Dr. Snitman held various positions with Amgen Inc. since December 1981, including Associate Director, New Products and Technology and Manager of Amgen’s Boulder research facility. Dr. Snitman currently serves on the Board of Directors of Barofold Inc. Dr. Snitman received a B.S. in chemistry from Northeastern University and a Ph.D. in the synthesis of natural products from the University of Colorado, and was a National Institutes of Health Postdoctoral Fellow at the Massachusetts Institute of Technology.

Gil J. Van Lunsen, 64, has served as a member of our Board of Directors since October 2002. Prior to his retirement in June 2000, Mr. Van Lunsen was a Managing Partner of KPMG LLP and led the firm’s Tulsa, Oklahoma office. During his 33-year career, Mr. Van Lunsen held various positions of increasing responsibility with KPMG and was elected to the partnership in 1977. Mr. Van Lunsen is currently the Audit Committee Chairman at Sirenza Microdevices, Inc. in Broomfield, Colorado, and a member of the Audit Committee at ONEOK Partners, L.P. in Tulsa, Oklahoma. Additionally, Mr. Van Lunsen was a member of the Ethics Compliance Committee for Tyson Foods, Inc. from January 1997 to December 2002 and Chairman of the Audit Committee of Hillcrest Healthcare System from July 2000 to March 2005. Mr. Van Lunsen received a B.S./B.A. in Accounting from the University of Denver and is a Certified Public Accountant.

John L. Zabriskie, Ph.D., 67, has served as a member of our Board of Directors since January 2001. Dr. Zabriskie is Co-Founder and Director of Puretech Ventures, LLC, and the past Chairman of the Board, Chief Executive Officer and President of NEN Life Science Products, Inc., a leading supplier of kits for labeling and detection of DNA. Prior to joining NEN Life Science Products, Dr. Zabriskie was President and Chief Executive Officer of Pharmacia and Upjohn Inc. As Chairman of the Board and Chief Executive Officer of Upjohn, Dr. Zabriskie led the Upjohn project, which resulted in the $12 billion merger of equals with Pharmacia. Prior to joining Upjohn in 1994, Dr. Zabriskie was Executive Vice President for Merck & Co., Inc. Dr. Zabriskie currently serves on the Board of Directors of Cellicon, Inc., Kellogg Co., MacroChem Corp., Protein Forest Inc. and Puretech Ventures. Dr. Zabriskie received his undergraduate degree in chemistry from Dartmouth College and his Ph.D. in organic chemistry from the University of Rochester.

Term Expiring 2008—Class II.   The following Class III directors have terms expiring at the Annual Meeting of Stockholders in 2008:

Marvin H. Caruthers, Ph.D., 66, has served as a member of our Board of Directors since August 1998. Since 1979, Dr. Caruthers has been a Distinguished Professor of Biochemistry and Chemistry at the University of Colorado, Boulder. Dr. Caruthers is a member of the National Academy of Sciences and the American Academy of Arts and Sciences and was previously a member of the Scientific Advisory Board of Amgen Inc. Dr. Caruthers received a B.S. in chemistry from Iowa State University and a Ph.D. in chemistry from Northwestern University.

Robert E. Conway, 52, has served as our Chief Executive Officer and a member of our Board of Directors since November 1999. Prior to joining Array, Mr. Conway was the Chief Operating Officer and Executive Vice President of Hill Top Research, Inc. from 1996 to 1999. There he managed 22 company-owned research centers conducting clinical trials for pharmaceutical and biotechnology companies. From 1979 until 1996, Mr. Conway held various executive positions for Corning, Inc., including Corporate Vice President and General Manager of Corning Hazleton, Inc., a preclinical contract research organization, where he led North American operations. Mr. Conway serves on the Board of Directors of DEMCO, Inc. and PRA International. Mr. Conway received a B.S. in accounting from Marquette University and an M.B.A. from the University of Cincinnati, and is a Certified Public Accountant.

Kyle A. Lefkoff, 47, has served as the Chairman of our Board of Directors since May 1998. Since 1995, Mr. Lefkoff has been a General Partner of Boulder Ventures Limited, a venture capital firm and a prior investor in our company. From 1986 until 1995, Mr. Lefkoff was employed by Colorado Venture Management, a venture capital firm. Mr. Lefkoff serves on the Board of Directors for a number of private companies, including: Barofold Inc., ARCA Discovery Inc., Centerstone Technologies, Inc. and Trust Company of America. Mr. Lefkoff received a B.A. in economics from Vassar College and an M.B.A. from the University of Chicago.

Meetings and Committees of the Board of Directors

Our Board of Directors held five meetings during the fiscal year ended June 30, 2006. During the fiscal year, none of the directors attended fewer than 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of committees of which such director was a member. Our Board of Directors has established three standing committees, a Compensation Committee, an Audit Committee and a Corporate Governance Committee. Each of the standing committees has adopted a written charter which is available on the Investor Relations portion of our website at www.arraybiopharma.com. The Corporate Governance Guidelines adopted by the Board of Directors are also available on the Investor Relations portion of our website.

Compensation Committee.   The Compensation Committee is responsible for determining executive officers’ compensation, evaluating the performance of the Chief Executive Officer and administering the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan and the Array BioPharma Inc. Employee Stock Purchase Plan. The Compensation Committee held two meetings during the fiscal year ended June 30, 2006. Dr. Bullock, Dr. Caruthers, Dr. Williams and Mr. Lefkoff (chair) are members of the Compensation Committee. The Board of Directors has determined that all of the current members of our Compensation Committee are independent as defined by applicable Nasdaq Marketplace Rules. For more information on our Compensation Committee, please see the “Compensation Committee Report on Executive Compensation” on page 23.

Audit Committee.   The Audit Committee is responsible for (1) retaining, overseeing and approving the fees of our independent public accountants, (2) reviewing audit plans and results with our independent public accountants, (3) reviewing the independence of the independent public accountants,

(4) pre-approving all audit and non-audit fees, and (5) reviewing our internal accounting controls and discussing the adequacy of those controls with our Chief Executive Officer and Chief Financial Officer. The Audit Committee held six meetings during the fiscal year ended June 30, 2006. The members of the Audit Committee are Mr. Van Lunsen (chair), Dr. Zabriskie and Mr. Lefkoff. The Board of Directors has determined that all of the members of the Audit Committee are independent as defined by applicable rules of the Securities and Exchange Commission and the applicable Nasdaq Marketplace Rules. The Board of Directors has also determined that Mr. Van Lunsen and Dr. Zabriskie qualify as “audit committee financial experts” as defined by applicable rules of the Securities and Exchange Commission. For more information on our Audit Committee, please see the “Audit Committee Report” on page 14.

Corporate Governance Committee.   The Corporate Governance Committee is responsible for the implementation of Array’s Corporate Governance Guidelines and the evaluation and recommendation to the Board of Directors of candidates for election to the Board. The Committee also recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Array and such other activities as the Board of Directors may delegate to it from time to time. The Corporate Governance Committee will consider director nominations from our stockholders. The Corporate Governance Committee has not received any recommended nominations from any stockholders in connection with the 2006 Annual Meeting. See the sections below entitled “Stockholder Proposals for 2007 Annual Meeting” and “Stockholder Nominations to the Board of Directors” for information on submitting director nominations and other proposals for annual stockholder meetings. The Corporate Governance Committee held one meeting during the fiscal year ended June 30, 2006. Dr. Zabriskie (chair), Mr. Lefkoff and Dr. Bullock are members of the Corporate Governance Committee, and the Board of Directors has determined that all of them are independent as defined by applicable Nasdaq Marketplace Rules.

Compensation of Directors

All of our directors are entitled to be reimbursed for reasonable expenses incurred by them in connection with their attendance at Board and committee meetings. During fiscal 2006, non-employee board members were paid a quarterly retainer of $4,000 and meeting fees of $1,000 for each Board meeting they attended. Members of the Compensation Committee and the Corporate Governance Committee received $1,000 for each committee meeting they attended, and the chairs of these committees received an additional $1,000 for each committee meeting that they chaired. Audit Committee members received $2,000 for each Audit Committee meeting they attended and the chair received an additional $2,000 for each Audit Committee meeting that he chaired. Our non-employee directors were compensated at a rate of 50% of the foregoing meeting fees if a Board or committee meeting was held via teleconference.

In fiscal 2006, Mr. Lefkoff, Dr. Bullock, Dr. Caruthers, Mr. Van Lunsen, Dr. Williams and Dr. Zabriskie were paid cash compensation for their services on the Board of Directors and as members of the committees of the Board on which they served of $34,500, $23,500, $23,000, $39,000, $21,000 and $29,000, respectively.

We also grant to our non-employee directors options to purchase shares of our common stock at an exercise price equal to the fair market value on the date of grant. These grants have generally been made every three years to purchase 30,000 shares of our common stock and vest in three equal annual installments subject to continued board service. We did not grant stock options to any of our non-employee directors during fiscal 2006. The most recently granted stock option grants are scheduled to vest in full in November 2007, subject to continued Board service by the director, and we currently anticipate granting additional equity awards during fiscal 2008.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with members of the Board of Directors by writing to them at the following address:

Array BioPharma Board of Directors
c/o Array BioPharma Inc.
3200 Walnut Street
Boulder, CO  80301

or by e-mail at BoardofDirectors@arraybiopharma.com

Our General Counsel will receive all communications addressed to the Board of Directors and, after copying them for the company’s files, will forward each communication (by U.S. mail or other reasonable means determined by the General Counsel) to the director or directors to whom the communication is addressed.

Our General Counsel is not required to forward any communication determined in good faith to be frivolous, hostile, threatening, illegal or similarly unsuitable or to be unrelated to the duties and responsibilities of the Board. The General Counsel will retain copies of such communications in the company’s files and make them available to any member of the Board of Directors at their request.

Any communication subject to this policy that is addressed to the Chairman of the Audit Committee, the non-management members of the Board of Directors as a group or the independent members of the Board of Directors as a group will be shared with management only upon the instruction of the Chairman of the Audit Committee. All other communications will be shared with management at the time they are forwarded to the Board of Directors.

Director Attendance at Annual Meetings

All directors are strongly encouraged to attend each of our annual stockholder meetings, unless a director is not standing for reelection and his or her term is to expire at that meeting. All nine of our directors attended our 2005 Annual Meeting.

PROPOSAL 2
APPROVAL OF AMENDMENTS TO EMPLOYEE STOCK PURCHASE PLAN

The Array BioPharma Inc. Amended and Restated Employee Stock Purchase Plan (referred to as the “ESPP”) is intended to benefit Array and our stockholders by motivating our employees to contribute to the growth and success of our operations and encouraging them to remain employed by us by giving them the opportunity to purchase our common stock at a discount through payroll deductions. Highly qualified employees are critical to our success and to our ability to achieve our strategic goals. We believe that equity incentives are essential for us to remain competitive in the marketplace for qualified personnel and that the ESPP is an important ingredient in our equity compensation offerings.

On December 9, 2005, the Board of Directors unanimously adopted, subject to stockholder approval, amendments to the ESPP (i) to increase the number of shares of the common stock reserved for issuance under the ESPP by 450,000 shares, to an aggregate of 1,650,000 shares and (ii) to remove the requirement that employees be employed for at least 30 days as of the beginning of an offering period in order to be eligible to participate in the ESPP.

As of June 30, 2006, there were 49,975 shares of common stock authorized and available for future issuance under the ESPP. We expect our headcount to continue to grow and that participation in the ESPP will increase. Accordingly, the Board of Directors believes this number is insufficient to meet our needs and that an increase in the number of shares available for issuance under the ESPP is necessary to enable us to continue to attract, motivate and retain key employees. In approving the amendment to the eligibility requirements under the ESPP, the Board of Directors considered the need for greater flexibility in attracting, motivating and retaining newly hired employees through participation in the ESPP.

As of August 31, 2006, there were 138 employees participating in the ESPP. Because participation in the ESPP is subject to the discretion of each eligible employee and the amounts received by participants under the ESPP are subject to the fair market value of our common stock on future dates, the benefits or amounts that will be received by any participant or groups of participants if the ESPP is approved are not currently determinable. As of August 31, 2006, there were five executive officers and 306 other employees of Array who were eligible to participate in the ESPP.

We intend to register the additional 450,000 shares in a Registration Statement on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving stockholder approval.

The summary of the material provisions of the ESPP set forth below is qualified in its entirety by the complete text of the ESPP, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of Material Provisions of the ESPP

Our Board of Directors adopted and our stockholders approved the ESPP in September 2000, effective upon the closing of our initial public offering in November 2000. Amendments to our ESPP were subsequently adopted by our Board of Directors on September 12, 2002 (which amendments were approved by our stockholders on October 31, 2002) and on April 29, 2004. The ESPP permits eligible employees to elect to have a portion of their pay deducted by us to purchase shares of our common stock at a discount. The Compensation Committee determines the length and duration of the periods during which payroll deductions will be accumulated to purchase shares of common stock. This period is known as the offering period. Within a single offering period, we permit periodic purchases of stock, known as purchase periods. The current offering period is a twelve-month period ending on December 31, 2006, and following December 31, 2006, the offering period will be a twelve-month period, provided that if our closing stock price on July 1 is lower than our closing stock price on January 1, then a new offering period will begin July 1 and will end on December 31, and purchase elections made on January 1 will roll forward into the July 1 offering period. The Compensation Committee may modify the duration of the offering periods and the purchase periods in the future.

Administration.   The ESPP is administered by the Compensation Committee. The Compensation Committee has the authority to interpret the ESPP, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the ESPP. All of the Compensation Committee’s determinations will be final and binding.

Shares Subject to the ESPP.   Currently, we have reserved 1,200,000 shares of common stock for issuance under our ESPP. Our stockholders are being asked to approve at this Annual Meeting an increase in this number to an aggregate of 1,650,000 shares. If there is any increase or decrease in the number of shares of common stock without receipt of consideration by Array (for instance, by a recapitalization or stock split), there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the ESPP.

Eligibility.   All of our employees whose customary employment is for more than five months in any calendar year will be eligible to participate in this plan, provided that any employee who would own 5% or more of the total combined voting power or value of our common stock immediately after any grant is not eligible to participate. An employee must be employed on the last day of the purchase period in order to acquire stock under the ESPP, unless the employee has retired, died or become disabled, been laid off or is on an approved leave of absence. At this Annual Meeting, our stockholders are being asked to approve an amendment to the ESPP removing the requirement that employees be employed by us for at least 30 days prior to the commencement of an offering period to be eligible to participate in the ESPP.

Participation Election.   An eligible employee may become a participant in the ESPP by completing an election to participate in the ESPP on a form we provide and submitting that form to our payroll department. The form authorizes us to have deductions, not to exceed 15% of pay, made from pay on each payday following enrollment in the ESPP. The deductions or contributions are credited to the employee’s account under the ESPP. An employee may not during any purchase period increase his or her percentage of payroll deduction or contribution for that purchase period, nor may an employee withdraw any contributed funds other than by terminating participation in the ESPP (as described below). A participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next purchase period, by delivering to Array a new form regarding election to participate in the ESPP. A participating employee may terminate payroll deductions or contributions at any time, and the amounts in the employee’s account will be returned to the employee, and the employee’s option to purchase shares under the ESPP will terminate, unless the employee notifies us not to have such amounts distributed, in which case the amounts will remain in the employee’s account and available to purchase shares during the applicable Offering Period under the ESPP.

Purchase Price.   Rights to purchase shares of our common stock are deemed granted to participating employees as of the first trading day of each offering period. The purchase price for each share (the “Purchase Price”) will be set by the Compensation Committee. The Purchase Price for a purchase period may not be less than 85% of the fair market value of our common stock on (i) the first trading day of the offering period or (ii) the day on which the shares are purchased (the “Purchase Date”), whichever is lower.

Purchase Limit.   No employee may purchase common stock in any calendar year under the ESPP, and all other “employee stock purchase plans” of Array and any parent or subsidiary, having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the offering period.

Purchase of Common Stock.   On the Purchase Date, a participating employee is credited with the number of whole shares of common stock purchased under the ESPP for such period. Common stock purchased under the ESPP is held by a broker we designate. We may require shares be retained with such broker for a designated period of time, and may impose a holding period requirement of up to twelve months from the Purchase Date for shares of common stock purchased by participating employees under the ESPP. We may also establish procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares.

If in any purchase or offering period the number of unsold shares that may be made available for purchase under the ESPP is insufficient to permit eligible employees to exercise their rights to purchase shares, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds remaining in a participating employee’s account will be refunded.

Termination of Participation.   A participating employee will be refunded all monies in his or her account, and his or her participation in the ESPP will be terminated, if, prior to the Purchase Date: (i) the employee ceases to be eligible to participate in the ESPP, (ii) the Board of Directors terminates the ESPP (provided, that, termination of the ESPP will not impair the vested rights of the participant), or (iii) the participating employee leaves the employ of Array, other than by retirement, or is discharged for cause.

If a participating employee terminates participation in the ESPP because of his or her retirement or death, or because of an involuntary termination of employment without cause, the employee (or his or her representative in the event of death) can choose to either: (i) purchase common stock on the Purchase Date with the amounts then accumulated in his or her account or (ii) have all monies in his or her account refunded.

Lay-off, Authorized Leave of Absence or Disability.   During any period of absence of the employee from work due to lay-off, authorized leave of absence or disability, the employee can elect (i) to have payroll deductions suspended or (ii) to make periodic payments to the ESPP in cash. If the participating employee returns to active service prior to the Purchase Date, the employee’s payroll deductions will be resumed. If the employee did not make periodic cash payments during the employee’s period of absence, the employee may elect to either: (x) make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment; (y) not to make up the deficiency in his or her account, in which event the number of shares to be purchased by the employee will be reduced to the number of whole shares which may be purchased with the amount, if any, credited to the employee’s account on the Purchase Date; or (z) withdraw the amount in the employee’s account and terminate the employee’s option to purchase. If a participating employee’s period of lay-off, authorized leave of absence or disability terminates on or before the Purchase Date, and the employee has not resumed active employment with Array or a participating affiliate, the employee will receive a distribution of his or her account.

Assignment.   No participating employee may assign his or her rights to purchase shares of common stock under the ESPP, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of common stock under the ESPP may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

Amendment of Plan.   The Board of Directors may, at any time, amend the ESPP in any respect; provided, however, that without approval of our stockholders, no amendment can be made by the Board of Directors (i) increasing the number of shares that may be made available for purchase under the ESPP or (ii) changing the eligibility requirements for participating in the ESPP. In addition, no amendment may be made to the ESPP that impairs the vested rights of participating employees.

Termination of Plan.   The Board of Directors may terminate the ESPP at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. In any event, the ESPP shall, without further action of the Board of Directors, terminate at the earlier of (i) September 2010 and (ii) such time as all shares of common stock that may be made available for purchase under the ESPP have been issued.

Reorganizations.   Upon a reorganization in which we are not the surviving corporation or a sale of assets or stock, the ESPP and all rights outstanding shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation or assumption of the ESPP, or for the substitution of the rights under the ESPP with rights covering the stock of the successor corporation.

No Employment Rights.   Neither the ESPP nor any right to purchase common stock under the ESPP confers upon any employee any right to continued employment with Array or a participating affiliate.

Federal Income Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the ESPP are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock (on the first day of an offering period) or when the right to purchase common stock is exercised (on the last day of the purchase period).

If the participating employee holds the common stock purchased under the ESPP for at least two years after the first day of the offering period in which the common stock was acquired (the “Grant Date”) and for at least one year after the common stock is purchased, when the participating employee disposes of the common stock, he or she will recognize as ordinary income an amount equal to the lesser of:

(i)          the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or

(ii)        the fair market value of the common stock on the Grant Date multiplied by the discount percentage for stock purchases under the ESPP. The discount percentage is generally 15%, although we may use a lesser discount percentage, including a zero discount percentage.

If the participating employee disposes of the common stock within two years after the Grant Date or within one year after the common stock is purchased, he or she will recognize ordinary income equal to the fair market value of the common stock on the last day of the purchase period in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the ESPP (such as by sale, exchange or gift).

Upon disposition of the common stock acquired under the ESPP, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the common stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term.

If the participating employee satisfies the two-year holding period for common stock purchased under the ESPP, we will not receive any deduction for federal income tax purposes with respect to that common stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, we will be entitled to a deduction in any amount equal to the amount that is considered ordinary income. Otherwise, the ESPP has no tax effect on Array.

The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP.

Plan Benefits Under Array BioPharma Inc. Employee Stock Purchase Plan

The following table sets forth, as to the CEO and the four other most highly compensated executive officers named in this proxy statement, all current executive officers as a group and all other employees who participated in the ESPP: (a) the number of shares of common stock purchased under the ESPP during the year ended June 30, 2006, and (b) the dollar value of the benefit, which is calculated as the fair market value per share of the common stock on the date of purchase, minus the purchase price per share of common stock under the ESPP:

Name of Individual and Position or Identity of Group	Number of Shares Purchased (#)	Dollar Value of Benefit ($)
Robert E. Conway, Chief Executive Officer	349	$602
Kevin Koch, Ph.D., President and Chief Scientific Officer	—	—
David L. Snitman, Ph.D., Chief Operating Officer and Vice President, Business Development	—	—
John R. Moore, General Counsel and Vice President	871	1,501
R. Michael Carruthers, Chief Financial Officer	200	345
All current executive officers as a group (5 persons)	1,420	2,447
All other employees as a group	107,168	184,122

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2006 about the shares of common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans, which include the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan and the Array BioPharma Inc. Employee Stock Purchase Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- Average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by stockholders:
Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan(1)	7,619,385	$6.46	3,639,379
Array BioPharma Inc. Employee Stock Purchase Plan(2)	—	—	49,975
Equity compensation plans not approved by stockholders	—	—	—
Total	7,619,385	$6.46	3,689,354

       (1) The shares available for issuance under the Amended and Restated Array BioPharma Inc. Stock Option and Incentive Plan (the “Plan”) is increased automatically by an amount equal to the difference between (a) 25% of our issued and outstanding shares of capital stock (on a fully diluted, as converted basis), and (b) the sum of the shares relating to outstanding option grants plus the shares available for future grants under the Plan.

       (2) The number of securities remaining available for future issuance does not include the additional 450,000 shares proposed to be authorized for issuance under the Employee Stock Purchase Plan for which stockholder approval is being sought at the 2006 Annual Meeting.

Required Vote

The approval by the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required to approve the amendments to the ESPP. Abstentions will have the same effect as a negative vote. Broker “non-votes” will not be counted for purposes of approving proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENTS TO THE EMPLOYEE STOCK PURCHASE PLAN CONTAINED IN PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking the stockholders to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accountants for the fiscal year ending June 30, 2007. If the stockholders do not ratify the selection, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Array and our stockholders.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the Annual Meeting will be required to ratify the selection of KPMG LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2007.

AUDIT COMMITTEE REPORT

The information in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2006, with our management and with our independent registered public accountants, KPMG LLP. In addition, the Audit Committee discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee also discussed with KPMG LLP the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of the non-audit services provided by the independent registered public accountants with their independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the second paragraph of this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2006 be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2006, for filing with the Securities and Exchange Commission.

Respectfully submitted,
Audit Committee
Gil J. Van Lunsen Kyle Lefkoff John L. Zabriskie, Ph.D.

Fees Billed by the Principal Accountant

We were billed the following fees by our independent registered public accountants for the fiscal years ended June 30, 2006 and 2005:

	Years Ended June 30,
	2006	2005
Audit Fees(1)	$460,599	$281,084
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees(4)	0	0

       (1) Audit fees consist of fees for services necessary to perform the audit of our financial statements for fiscal years 2006 and 2005, statutory audits, attest services and consents and assistance with, and review of, documents filed with the SEC.

       (2) Audit-related fees consist of fees for assurance and related services reasonably related to the performance of the audit or review.

       (3) Tax fees consist of fees for tax compliance, tax advice and tax planning services.

       (4) All other fees include the aggregate of the fees billed in each of the last two fiscal years for products and services provided by the principal accountant other than the products and services disclosed as Audit Fees, Audit-Related Fees and Tax Fees.

Pre-Approval of Services

The Audit Committee pre-approves all audit and non-audit services rendered by our independent auditor. The Audit Committee has not adopted a formal written policy or procedures for the pre-approval of audit and non-audit services rendered by our independent auditor. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The Audit Committee approved all audit fees for fiscal year 2006.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2006, by:

•       each of our Chief Executive Officer and our four other most highly compensated executive officers, whom we collectively refer to as our named executive officers;

•       each of our directors;

•       all of our directors and executive officers as a group; and

•       each person (or group of affiliated persons) known by us to beneficially own more than 5% of our outstanding common stock.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned(a)
Named Executive Officers
Robert E. Conway(b)	1,160,230	3.0%
Kevin Koch, Ph.D.(c)	1,076,234	2.7%
David L. Snitman, Ph.D.(d)	1,766,161	4.5%
John R. Moore(e)	77,110	*
R. Michael Carruthers(f)	234,234	*
Directors
Kyle A. Lefkoff(g)	133,135	*
Francis J. Bullock, Ph.D.(h)	80,000	*
Marvin H. Caruthers, Ph.D.(i)	490,884	1.3%
Douglas E. Williams, Ph.D.(j)	20,000	*
Gil J. Van Lunsen(k)	33,260	*
John L. Zabriskie, Ph.D.(l)	90,000	*
All directors and executive officers as a group (11 persons)(m)	5,161,248	13.2%
Five Percent Shareholders
Kopp Investment Advisors, LLC(n)	4,005,149	10.2%
OrbiMed Advisors, LLC(o)	2,747,900	7.0%
Wellington Management(p)	5,379,221	13.7%
Deerfield Management Company, LP(q)	2,786,674	7.1%

                 * Less than 1%.

        (a) Unless otherwise indicated, each person has sole voting and investment power with respect to shares shown as beneficially owned by such person. For purposes of calculating the number and percentage of shares beneficially owned, the number of shares of common stock deemed outstanding consists of 39,157,368 shares outstanding on August 31, 2006, plus the number of shares of common stock underlying stock options held by the named person that are exercisable as of October 30, 2006. Except as otherwise specified below, the address of each of the beneficial owners identified is c/o Array BioPharma Inc., 3200 Walnut Street, Boulder, Colorado 80301.

       (b) Includes options to purchase 926,989 shares of common stock that are exercisable as of October 30, 2006 and 40,000 shares held in uniform gift to minor accounts for the benefit of Mr. Conway’s children.

        (c) Includes options to purchase 331,694 shares of common stock that are exercisable as of October 30, 2006, 99,000 shares held in trust for the benefit of Dr. Koch’s minor children and 43,286 shares of common stock held by Dr. Koch’s spouse.

       (d) Includes options to purchase 342,150 shares of common stock that are exercisable as of October 30, 2006, 119,950 shares of common stock held in trust for the benefit of Dr. Snitman’s children and 650,000 shares held in a grantor retained annuity trust, of which Dr. Snitman is the trustee.

        (e) Includes options to purchase 74,858 shares of common stock that are exercisable as of October 30, 2006.

          (f) Includes options to purchase 173,915 shares of common stock that are exercisable as of October 30, 2006.

        (g) Includes 7,000 shares of common stock in trust for the benefit of Mr. Lefkoff’s minor children and options to purchase 40,000 shares of common stock that are exercisable as of October 30, 2006. The address of Mr. Lefkoff is c/o Boulder Ventures, 1941 Pearl Street, Boulder, Colorado 80302.

       (h) Includes options to purchase 70,000 shares of common stock that are exercisable as of October 30, 2006.

          (i) Includes 450,884 shares of stock held by The Caruthers Family, LLC, of which Dr. Caruthers is the manager and a member. Dr. Caruthers disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in such shares. Includes options to purchase 40,000 shares of common stock that are exercisable as of October 30, 2006.

           (j) Includes options to purchase 20,000 shares of common stock that are exercisable as of October 30, 2006.

       (k) Includes options to purchase 30,000 shares of common stock that are exercisable as of October 30, 2006.

          (l) Includes options to purchase 60,000 shares of common stock that are exercisable as of October 30, 2006.

   (m) Includes options to purchase 2,109,606 shares of common stock that are exercisable as of October 30, 2006.

       (n) Based on information set forth in Schedule 13G filed under the Exchange Act on January 18, 2006, reporting 3,664,149 shares beneficially owned by both Kopp Investment Advisors, LLC and Kopp Holding Company, LLC; 3,689,149 shares beneficially owned by Kopp Holding Company; and all 4,005,149 shares beneficially owned by LeRoy C. Kopp, the chief executive officer and a control person of the foregoing entities. The address of Kopp Investment Advisors, LLC is 7701 France Avenue South, Suite 500 Edina, MN 55435.

       (o) Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 2, 2006, reporting 1,174,100 shares beneficially owned by OrbiMed Advisors, LLC; 1,573,800 shares beneficially owned by OrbiMed Capital, LLC; and all 2,747,900 shares beneficially owned by Samuel D. Isaly, the managing member and a control person of the foregoing entities. The address of OrbiMed Advisors, LLC is 767 3rd Avenue, 30th Floor, New York, NY 10017.

       (p) Based on information set forth in Schedule 13G/A filed under the Exchange Act on February 14, 2006, reporting 5,379,221 shares beneficially owned by Wellington Management Company, LP. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

       (q) Based on information set forth in Schedule 13G filed under the Exchange Act on April 17, 2006, reporting 868,590 shares beneficially owned by both Deerfield Capital, LP and Deerfield Partners, LP; 1,170,367 shares beneficially owned by both Deerfield Management Company, LP and Deerfield International Limited; and all 2,038,957 shares beneficially owned by James E. Flynn, the managing member and a control person of the foregoing entities. The address of Deerfield Management Company, LP is 780 Third Avenue, 37th Floor, New York, NY 10017.

EXECUTIVE OFFICERS

The table below shows the names, ages and positions of our executive officers as of August 31, 2006.

Name	Age	Position
Robert E. Conway	52	Chief Executive Officer
Kevin Koch, Ph.D.	46	President and Chief Scientific Officer
David L. Snitman, Ph.D.	54	Chief Operating Officer and Vice President, Business Development
R. Michael Carruthers	48	Chief Financial Officer
John R. Moore	42	Vice President, General Counsel and Secretary

Please see “PROPOSAL 1 ELECTION OF DIRECTORS—Board of Directors” above for the biographies of Mr. Conway, Dr. Koch and Dr. Snitman.

R. Michael Carruthers has served as our Chief Financial Officer since December 1998, and served as Secretary from December 1998 until October 2002. Prior to joining Array, Mr. Carruthers was Chief Financial Officer from October 1993 until December 1998 of Sievers Instrument, Inc. From May 1989 until October 1993, Mr. Carruthers was the treasurer and controller for the Waukesha division of Dover Corporation. Mr. Carruthers is a Certified Public Accountant and was previously employed as an accountant with Coopers & Lybrand, LLP. He currently serves on the Board of Directors of Pyxant Labs. Mr. Carruthers received a B.S. in accounting from the University of Colorado and an M.B.A. from the University of Chicago.

John R. Moore has served as our Vice President and General Counsel since May 2002 and as Secretary since October 2002. Prior to joining Array, Mr. Moore was an associate for three years with the law firm of Wilson Sonsini Goodrich & Rosati where he negotiated transactions involving technology, intellectual property and products. From September 1992 to July 1996, and August 1996 to June 1999, Mr. Moore was an associate with the law firms of Kenyon & Kenyon and Arnold White & Durkee, respectively, where he focused on intellectual property matters. Mr. Moore received a J.D. from the University of North Carolina at Chapel Hill School of Law, a M.S. in Biochemistry from the University of Illinois at Urbana-Champaign and a B.S. in Chemistry from the University of North Carolina at Chapel Hill.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation paid to or earned by each of our named executive officers who were serving as executive officers as of June 30, 2006.

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
Robert E. Conway	2006	$375,000	$173,400	400,000	$29,700	(2)
Chief Executive Officer	2005	330,000	135,000	17,337	20,984	(3)
	2004	295,800	—	31,429	3,500	(13)
Kevin Koch, Ph.D.	2006	320,000	129,472	300,000	25,000	(4)
President and Chief Scientific	2005	280,000	98,000	12,296	14,504	(5)
Officer	2004	244,000	—	22,286	4,048	(13)
David L. Snitman, Ph.D.	2006	271,000	93,983	200,000	19,460	(6)
Chief Operating Officer and	2005	260,000	78,000	11,783	18,241	(7)
Vice President,	2004	234,600	—	21,357	4,046	(13)
Business Development
John R. Moore	2006	234,000	81,151	60,000	20,664	(8)
Vice President, General	2005	222,000	66,600	10,503	16,598	(9)
Counsel and Secretary	2004	209,100	—	19,036	84,183	(10)
R. Michael Carruthers	2006	215,000	74,562	100,000	19,812	(11)
Chief Financial Officer	2005	185,000	55,500	8,543	14,183	(12)
	2004	168,300	—	15,321	3,366	(13)

       (1) Includes compensation deferred under our Deferred Compensation Plan for the fiscal year in which such compensation was earned.

       (2) Consists of $9,300 employer match under our defined contribution plan and $20,400 employer match under our Deferred Compensation Plan.

       (3) Consists of $8,884 employer match under our defined contribution plan and $12,100 employer match under our Deferred Compensation Plan.

       (4) Consists of $9,200 employer match under our defined contribution plan and $15,800 employer match under our Deferred Compensation Plan.

       (5) Consists of $8,904 employer match under our defined contribution plan and $5,600 employer match under our Deferred Compensation Plan.

       (6) Consists of $8,620 employer match under our defined contribution plan and $10,840 employer match under our Deferred Compensation Plan.

       (7) Consists of $8,708 employer match under our defined contribution plan and $9,533 employer match under our Deferred Compensation Plan.

       (8) Consists of $8,640 employer match under our defined contribution plan and $12,024 employer match under our Deferred Compensation Plan.

       (9) Consists of $8,458 employer match under our defined contribution plan and $8,140 employer match under our Deferred Compensation Plan.

(10) Consists of reimbursement of $80,143 for relocation expense and employer match under our defined contribution plan of $4,040.

(11) Consists of $9,000 employer match under our defined contribution plan and $10,812 employer match under our Deferred Compensation Plan.

(12) Consists of $7,400 employer match under our defined contribution plan and $6,783 employer match under our Deferred Compensation Plan.

(13) Consists of employer match under our defined contribution plan.

Option Grants in Last Fiscal Year

The following table shows information relating to options to purchase common stock granted to the named executive officers during the year ended June 30, 2006.

	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(3)
Name	Granted(1)	Year(2)	($/Sh)	Date	5%	10%
Robert E. Conway	400,000	20.66%	$6.51	08/04/15	$1,637,642	$4,150,105
Kevin Koch, Ph.D.	300,000	15.50%	6.51	08/04/15	1,228,231	3,112,579
David L. Snitman, Ph.D.	200,000	10.33%	6.51	08/04/15	818,821	2,075,053
R. Michael Carruthers	100,000	5.17%	6.51	08/04/15	409,410	1,037,526
John R. Moore	60,000	3.10%	6.51	08/04/15	245,646	622,516

       (1) All options described in the table above are retention grants, which are generally granted every four years. These options vest and become exercisable in four equal annual installments beginning on November 16, 2006, February 6, 2007, February 6, 2007, December 1, 2007 and March 4, 2007 for Mr. Conway, Dr. Koch, Dr. Snitman, Mr. Carruthers and Mr. Moore, respectively, and have a term of ten years from the August 4, 2005 date of grant.

       (2) Based on options to purchase an aggregate of 1,936,100 shares of common stock granted to our employees in the fiscal year ended June 30, 2006.

       (3) Potential realizable values are computed by multiplying: (1) the difference between the (i) the product of the per-share market price at the time of grant and the sum of one plus the assumed stock price appreciation rate compounded annually over the term of the option, and (ii) the per-share exercise price of the option; and (2) the number of securities underlying the option grant as of June 30, 2006. The 5% and 10% assumed annual rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows information concerning options held by the named executive officers at June 30, 2006. No options were exercised by any of the named executive officers during fiscal year 2006.

	Number of Securities Underlying Unexercised Options at June 30, 2006 (#)		Value of Unexercised In-the-Money Options at June 30, 2006 ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert E. Conway	908,610	434,906	$4,515,998	$961,007
Kevin Koch, Ph.D.	318,661	324,753	586,200	699,276
David L. Snitman, Ph.D.	329,672	223,710	683,798	487,265
R. Michael Carruthers	164,949	138,274	560,021	258,691
John R. Moore	66,140	78,729	51,682	186,848

       (1) The value of unexercised in-the-money options has been calculated based on the closing price of $8.60 per share on June 30, 2006, as reported by the Nasdaq Stock Market, less the applicable exercise price per share, multiplied by the number of shares underlying these options.

Employment Agreements

Robert E. Conway.   On March 1, 2006, we entered into an employment agreement with Mr. Conway to serve as our Chief Executive Officer, following expiration of Mr. Conway’s prior employment agreement with us. The agreement has a term of four years, commencing as of the November 19, 2005 effective date of the agreement, and may be renewed for additional one-year terms. Either party may terminate the agreement for any reason upon 30 days’ prior notice to the other party during the initial term or any additional term. The agreement provides for an annual salary of $375,000, subject to subsequent adjustment at the discretion of the Board of Directors. Mr. Conway is also eligible to receive a cash and/or equity performance bonus each fiscal year based on a percentage of his base salary if he meets performance criteria established  by our Board of Directors. It is anticipated that the performance bonus for any particular fiscal year will range between 20% and 60%, with a target of 40%, of Mr. Conway’s base salary, provided that the minimum performance criteria are achieved. We also agreed to reimburse Mr. Conway for reasonable out-of-pocket expenses he incurs in connection with his performance of services under this agreement.

If Mr. Conway’s employment is terminated by us without cause, as a result of his disability or because he no longer holds the title of Chief Executive Officer, his duties are materially diminished or he is not elected to serve as a member of the Board of Directors, we agreed to pay him a severance payment equal to (i) one year of his then current base salary (provided that if Mr. Conway’s termination results from a change in control of Array, the severance amount is two years’ current base salary), plus (ii) a pro rata portion of the performance bonus Mr. Conway would have been eligible to receive in the year of termination. We also agreed to pay 12 months of Mr. Conway’s health insurance premiums under COBRA following a termination of service that results in the payment of severance. Severance payments are conditioned on Mr. Conway entering into a mutually acceptable release with us and his compliance with his existing Noncompete Agreement and Confidentiality and Invention Agreement. Under the agreement, all outstanding and unvested options held by Mr. Conway will also vest in full upon a change of control of Array or upon his death. If Mr. Conway terminates his employment without cause or if we terminate his employment for cause, he will not receive any severance payments, performance bonus or acceleration of any of his options granted to him under the agreement.

Mr. Conway is also subject to a Noncompete Agreement and Confidentiality and Invention Agreement in which he agreed during the term of his employment and for the two years thereafter not to engage in any competing activities in the United States or within a 50-mile radius of any area where we are doing business and not to recruit or solicit any of our employees or customers.

Other Executive Officers.   Effective September 1, 2000, we entered into employment agreements with Dr. Koch, Dr. Snitman and Mr. Carruthers and effective as of March 4, 2002, we entered into an employment agreement with Mr. Moore. The initial terms of these agreements expired in September 2004 and, for Mr. Moore, in March 2004 and renew for additional one-year terms. Either party may terminate for any reason upon 30 days’ prior notice to the other. Under these agreements we will pay the employees annual salaries ranging from $165,000 to $240,000, subject to subsequent adjustment. If the employee is terminated as a result of disability or by us without cause, including a reduction in the employee’s salary, we have agreed to pay the employee a severance payment equal to the greater of one year, or the remaining term, of his then-current base salary in equal monthly installments and to cause any unvested options to vest. Upon a change of control of the company, 75% of the employee’s outstanding options will vest and the remaining 25% of his options will vest one year later, if the employee is still working for us. If an employee decides to terminate his employment following a change of control, he would be entitled to receive the same severance payments described above as if his employment were terminated by us without cause. Each of these employees is also subject to a Noncompete Agreement in which he has agreed for a period of two years following his termination not to engage in any competing activities within a 50-mile radius of any area where we are doing  business and not to recruit or solicit any of our employees or customers.

Deferred Compensation Plan

We established the Array BioPharma Inc. Deferred Compensation Plan (the “DCP”) to provide eligible participants with an opportunity to defer all or a portion of their compensation and to earn tax-deferred returns on the deferrals. Officers and other key employees selected by the Compensation Committee (including each of the Named Executive Officers) are eligible to participate in the DCP. Participants may defer up to a maximum of 100% of their annual base salary and their annual incentive bonus. Under the DCP, the Compensation Committee may, in its sole discretion, make matching contributions which vest in equal annual installments over a four-year period, or may make discretionary contributions in any amount it desires to any participant’s account based on vesting provisions determined in the Compensation Committee’s discretion. Participants become fully vested in any matching or discretionary contributions upon a change in control of the company and upon termination of their service with the company other than for cause.

The DCP is intended to both qualify as a “top hat” plan within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and to comply with the requirements of Section 409A of the Internal Revenue Code that govern nonqualified deferred compensation plans. The DCP is an unfunded plan for tax purposes and for purposes of Title I of ERISA. A “rabbi trust” has been established to satisfy our obligations under the DCP.

The Compensation Committee selects investment indices consisting of mutual funds, insurance company funds, indexed rates or other methods for participants to choose from for the purpose of providing the basis on which gains and losses are attributed to account balances under the DCP. Participants are entitled to select one or more investment indices and they do not have an ownership interest in the investment indices they select. The Compensation Committee may, in its sole discretion, discontinue, substitute, or add investment indices at any time.

Payments from the DCP are made in a lump sum or in annual installments for up to ten years at the election of the participant. In addition, participants may elect to receive a short-term payout of a deferral as soon as January 1 of the fourth year after the end of the plan year in which the deferral was made.

During fiscal year 2006, Mr. Conway, Dr. Koch, Dr. Snitman, Mr. Moore and Mr. Carruthers were participants under the DCP and they were all 100% vested.

Retirement Savings Plan

We maintain a 401(k) savings plan that is intended to be a qualified retirement plan under the Internal Revenue Code. Generally, all of our employees, excluding leased and intern employees, are eligible to participate in the plan. They may enter the plan at the first calendar quarter following their original employment date; at this point participants may make salary deferral contributions to the savings plan, subject to the limitations imposed by the Internal Revenue Code. Array matched 100% of the first 4% of each participant’s semi-monthly contribution. In addition, Array may make annual discretionary profit sharing contributions in an amount to be determined at the plan year-end by the Board of Directors. Participants’ contributions may be invested in any of several investment alternatives. Participants become vested in our contributions according to a graduated vesting schedule based upon length of service with us.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following Performance Graph and Report on Executive Compensation shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has prepared the following report on Array’s policies with respect to the compensation of executive officers for the fiscal year ended June 30, 2006. This report, as well as the performance graph on page 26, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of Array under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

The Compensation Committee is authorized to determine the compensation of Array’s executive officers and administer Array’s various incentive compensation, stock and benefit plans, and works closely with the Board of Directors in carrying out its duties. No current member of the Compensation Committee is or has been an employee of Array. During fiscal year 2006, the Compensation Committee consisted of Kyle A. Lefkoff, Francis J. Bullock, Ph.D, Marvin H. Caruthers, Ph.D, and Douglas E. Williams, Ph.D. The Compensation Committee’s responsibilities are described in a written charter, which is available under the Investor Relations section of our website at www.arraybiopharma.com.

Compensation Policies Toward Executive Officers

Overview.   Array’s compensation policies are designed to attract, motivate and retain experienced and qualified executives and  support the attainment of Array’s strategic objectives. To achieve these goals, the Compensation Committee seeks to provide industry competitive salaries, bonuses either in cash or in equity based on the achievement of certain annual operational and financial objectives and on individual merit, as well as initial stock option grants to newly hired executives, and four-year retention grants to existing executives.

In setting compensation, the Compensation Committee considers individual contribution, teamwork and performance level as well as the executive’s total compensation package, including insurance and other benefits. The Committee does not rely exclusively on quantitative methods to set compensation.

Base Salaries.   Base salaries are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent. The Compensation Committee annually reviews and adjusts base salaries of executive officers based upon, among other things, individual performance, responsibilities and the evaluation of the Chief Executive Officer, as well as annual surveys of salaries for executives of comparable companies in our industry. The

Compensation Committee does not assign specific weights to any particular factors affecting base salary levels.

Bonuses.   Executive officers, including the Chief Executive Officer, are eligible for annual cash and/or equity bonuses equal to a varying percentage of their base salary, based on achievement of corporate performance targets established annually by the Compensation Committee and on individual merit. The annual bonus amount is based on objective financial targets that include revenues, profits, new collaborations, and on operational goals related to staffing, facilities, internal programs, and on other  factors relating to individual merit. For fiscal year 2006, the performance goals established by the Compensation Committee were based on minimum, target and stretch goals established at the start of the fiscal year for revenue, earnings per share, year-end cash, clinical develoment goals under our proprietary programs, staffing levels and new collaborations and out-licensing transactions. Based on achievement of the target goals during fiscal 2006, the Compensation Committee approved cash bonuses for our executives and other key personnel.

Stock Options.   The Compensation Committee and the Board of Directors believe that grants of stock options to Array’s executives provide meaningful long-term incentives that increase stockholder value and are critical in attracting and retaining skilled executive personnel. The Compensation Committee generally grants options on a monthly basis to new executive officers and other key employees and annually reviews making additional grants to executives and employees as awards aimed at retaining these employees. If awarded, retention grants are generally approved every four years for employees, including our executives, which corresponds with the duration of the standard vesting schedule of option grants. The Compensation Committee also considers on an annual basis whether to award options rather than cash under our performance bonus program described above. Options generally have an exercise price equal to the fair market value on the grant date, vest over a period of four years, expire ten years after grant and are subject to the terms and conditions of our Amended and Restated Stock Option and Incentive Plan and individual option agreements with each option holder. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create long-term value for Array’s stockholders through appreciation of our stock price.

Deferred Compensation Plan.   Array established a Deferred Compensation Plan with the intention of retaining executives whose skills and talents are important to Array. To this end, the principal objective of the Deferred Compensation Plan is to permit members of management or highly compensated employees, who are designated by the Compensation Committee as eligible to participate, to defer the receipt of income which would otherwise become payable to them. Participants may elect to defer up to 100% of their Base Compensation or up to 100% of any bonus payable to them with respect to an upcoming calendar year. The Compensation Committee may make matching contributions which vest in equal annual installments over a four-year period, or may make discretionary contributions in any amount it desires to any participant’s account based on vesting provisions determined in the Compensation Committee’s discretion. Participants become fully vested in any matching or discretionary contributions upon a change in control of the company and upon termination of their service with the company other than for cause.

Other.   Array has adopted a contributory retirement plan, or 401(k) plan, for all regular employees. Participants may contribute up to 60% of pretax compensation, subject to certain limitations. During fiscal 2006, Array matched 100% of the first 4% of each participant’s semi-monthly contribution, and this contribution vests according to a graduated vesting schedule based upon length of service with us. For fiscal 2007, Array expects to match 100% of the first 4% of each participant’s semi-monthly contribution, subject to the same vesting schedule. In addition, Array may make annual discretionary profit sharing contributions in an amount to be determined at the plan year-end by the Board of Directors. No discretionary contributions were made during fiscal 2006.

The Compensation Committee also administers Array’s Employee Stock Purchase Plan, referred to as the ESPP. The ESPP gives eligible employees an opportunity to purchase shares of common stock through payroll deductions of up to 15% of eligible compensation, not to exceed $25,000 of fair value annually. Participant account balances are used to purchase stock at the lesser of 85% of the fair market value on the first trading day of the participant’s offering period or the last trading day of the purchase period. A total of 1,200,000 shares of common stock are reserved for issuance under the ESPP, and, as of June 30, 2006, there were 49,975 shares remaining available for purchase. If the amendments to the ESPP described in “Proposal 2: Approval of Amendments to Employee Stock Purchase Plan” are approved at the 2006 Annual Meeting, there will be an aggregate of 1,650,000 shares of common stock reserved for issuance under the ESPP.

Chief Executive Officer Compensation

The executive compensation policies described above are applied in setting Mr. Conway’s compensation. Accordingly, his compensation also consists of annual base salary, annual cash and/or stock option performance-based bonus awards and long-term equity-based compensation. The Compensation Committee’s general approach in establishing Mr. Conway’s compensation is to be competitive with peer companies, but to base a large percentage of his target compensation, by means of grants of performance-based cash and/or equity compensation, on Array’s long-term performance.

Compensation Deductibility Policy

Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1,000,000 paid to any of Array’s five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of “outside directors” as defined for purposes of Section 162(m). The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with our compensation policies outlined above. The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by Array to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Respectfully submitted,
Compensation Committee
Kyle A. Lefkoff Francis J. Bullock, Ph.D. Marvin H. Caruthers, Ph.D. Douglas E. Williams, Ph.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No current member of the Compensation Committee has been an officer or employee of Array at any time. None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any other company that has one or more executive officers serving as a member of our Board of Directors, nor has such a relationship existed in the past.

PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total return on our common stock, the Nasdaq Stock Market (U.S. Companies) Index, the Nasdaq Pharmaceutical Index and the Nasdaq Biotechnology Index. This graph assumes that on June 30, 2001, $100 was invested in our common stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ARRAY BIOPHARMA INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE NASDAQ PHARMACEUTICAL INDEX AND THE NASDAQ BIOTECHNOLOGY
INDEX

                 * $100 invested on 6/30/01 in stock or index-including reinvestment of dividends.

Fiscal year ending June 30.

Value as of:	ARRAY BIOPHARMA INC.	NASDAQ STOCK MARKET (U.S.) INDEX	NASDAQ PHARMACEUTICAL INDEX	NASDAQ BIOTECHNOLOGY INDEX
Quarter ended:
6/01	100.00	100.00	100.00	100.00
9/01	99.12	69.67	81.34	74.09
12/01	163.30	91.31	92.93	73.91
3/02	142.31	87.21	83.66	53.30
6/02	105.93	70.34	56.67	49.55
9/02	85.60	56.29	54.11	45.23
12/02	60.99	64.73	59.76	40.80
3/03	46.92	64.97	66.73	42.38
6/03	34.40	78.10	82.12	48.63
9/03	60.55	86.27	85.44	51.57
12/03	62.53	96.19	85.44	56.98
3/04	98.90	95.63	88.71	58.72
6/04	87.36	98.58	88.15	56.48
9/04	76.81	91.61	87.25	55.77
12/04	104.62	104.99	93.87	59.76
3/05	77.03	96.09	81.47	59.48
6/05	69.23	99.24	86.40	61.86
9/05	78.90	104.27	104.58	70.84
12/05	77.03	107.16	105.95	76.51
3/06	100.44	113.69	110.03	83.91
6/06	94.51	105.85	100.55	72.97

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Prior to our initial public offering and in connection with the sale and issuance of our Series A preferred stock in May 1998, and August 1998, our Series B preferred stock in November 1999, and our Series C preferred stock in August 2000, we entered into an agreement with the investors in such financings providing for registration rights with respect to the shares of common stock, including those issuable upon conversion of each series of preferred stock, held and subsequently acquired by these investors. Currently, 3.6 million shares of our common stock are entitled to registration rights pursuant to terms and conditions of this agreement. The registration rights under this agreement allow the holders of at least 30% of the shares of common stock held by such holders then outstanding to require us to register their shares under the Securities Act on up to two occasions, subject to limitations described in the agreement. In addition, these holders can require us to include their shares in future registrations of our shares for our account or the account of another stockholder. These holders may also require us to register their shares on up to two occasions in any calendar year on Form S-3. These registration rights are subject to limitations and conditions, including the right of underwriters to limit the number of shares of common stock held by existing stockholders to be included in a registration. The registration rights as to any holder will terminate when all securities held by the holder entitled to registration rights can be sold within a three-month period under Rule 144 of the Securities Act and when the number of shares held by the holder is less than 1% of our outstanding capital stock on an as converted to common stock basis. In addition, we are generally required to bear all expenses of registration, including the reasonable fees of a single counsel acting on behalf of all selling stockholders, except underwriting discounts and selling commissions.

Stock option grants to our directors and executive officers are described in this Proxy Statement under the heading “PROPOSAL 1 ELECTION OF DIRECTORS—Compensation of Directors” and “EXECUTIVE COMPENSATION.” The beneficial ownership of shares of our common stock held by our officers, directors and 5% stockholders is described under “PRINCIPAL STOCKHOLDERS.” In addition, we have employment agreements with our executive officers and some of our other employees, which are discussed under “EXECUTIVE COMPENSATION—Employment Agreements.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and certain stockholders to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in common stock. During the fiscal year ended June 30, 2006, to our knowledge and based solely on copies of these reports furnished to us by our directors, executive officers and 10% beneficial shareholders, all Section 16(a) reports were timely filed, except that one gift transaction by Mr. Lefkoff was filed late on a Form 5, and one stock option exercise by Dr. Koch’s spouse was filed late on a Form 4.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

KPMG LLP has served as our independent registered public accountants since October 14, 2004. Representatives from KPMG LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement

Any proposal or proposals by a stockholder intended to be included in the Proxy Statement and form of proxy relating to the 2007 Array Annual Meeting of Stockholders must be received by Array no later than June 7, 2007, (120 days prior to October 5, 2007) according to the proxy solicitation rules of the SEC, and must comply with the other proxy solicitation rules promulgated by the SEC and with the procedures set forth in our Bylaws. Proposals should be sent to the Secretary of Array at 3200 Walnut Street, Boulder, Colorado 80301. Nothing in this paragraph shall be deemed to require Array to include in its Proxy Statement and proxy relating to the 2007 Annual Meeting of Stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

A stockholder who wishes to submit a proposal for consideration at the 2007 Annual Meeting outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 and that will not be included in the Proxy Statement for such meeting must, in accordance with Section 2.2 of our Bylaws, file a written notice with the Secretary of Array which conforms to the requirements of the Bylaws. Our Bylaws are on file with the Securities and Exchange Commission, and may be obtained from our Secretary upon request and are available under the Investor Relations portion of our website at www.arraybiopharma.com. The officer who will preside at the stockholders meeting will determine whether the information provided in such notice satisfies the informational requirements of the Bylaws. Such notice of a stockholder proposal must be delivered no earlier than August 4, 2007, and no later than September 3, 2007. Any stockholder proposal that is not submitted in accordance with the foregoing procedures will not be considered to be properly brought before the 2007 Annual Meeting.

Stockholder Nominations to the Board of Directors

The Corporate Governance Committee of the Board of Directors will consider nominating directors to the Board of Directors who are recommended by stockholders pursuant to the procedures described above for submission of stockholder proposals and the procedures set forth below. Candidates nominated for election or reelection to the Board of Directors should possess the following qualifications:

•       Personal characteristics:

•        highest personal and professional ethics, integrity and values;

•        an inquiring and independent mind, with a respect for the views of others;

•        ability to work well with others;

•        practical wisdom and mature judgment.

•       Broad, policy-making level training and experience in business, government, academia or science to understand business problems and evaluate and formulate solutions.

•       Expertise that is useful to Array and complementary to the background and experience of other Board members.

•       Willingness to devote the time necessary to carrying out the duties and responsibilities of Board membership and to be an active, objective and constructive participant at meetings of the Board and its Committees.

•       Commitment to serve on the Board over a period of several years to develop knowledge about our principal operations.

•       Willingness to represent the best interests of all stockholders and objectively appraise management performance.

The Corporate Governance Committee must receive proposals for stockholder nominations on or before the deadline for the submission of stockholder proposals for such annual meeting set forth in our bylaws and required by the rules of the Securities and Exchange Commission, as described above. Stockholder proposals must include:

•       information regarding the stockholder making the proposal, including name, address and number of shares of Array BioPharma stock beneficially owned by such stockholder;

•       a representation that the stockholder or the stockholder’s nominee is entitled to vote at the meeting at which directors will be elected, and that the stockholder or the stockholder’s designee intends to cast its vote for the election of the director, if nominated;

•       the name and address of the person being nominated and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the Security and Exchange Commission’s proxy rules, including, but not limited to:

•        a copy of the nominee’s current resumé

•        biographical information concerning the nominee for the last five years, including directorships and positions held with other companies

•        the nominee’s date of birth

•        a list of references

•        a description of any relationship, arrangement or understanding between the stockholder making the proposal and the nominee and any other person (including names), pursuant to which the nomination is being made

•        a description of any direct or indirect relationship, arrangement or understanding between the stockholder making the proposal or the nominee and Array BioPharma

•        the consent of each nominee to being named in the proxy statement and to serve as a director if elected

Following verification of this information, the Corporate Governance Committee will make an initial analysis of the qualifications of the candidate pursuant to Array’s general criteria for director nominations. The Corporate Governance Committee will evaluate all candidates to the Board in the same manner regardless of the source of the nomination.

VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes, abstentions and shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions, commonly referred to as “broker non-votes.” Shares represented by proxies that reflect abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of directors will be approved by a plurality of the votes duly cast. Abstentions and broker “non-votes” are not counted for purposes of the election of directors. The approval of the amendments to the ESPP and the ratification of the independent registered public accountants will be approved by a favorable vote of a majority of the shares of our common stock present in person or by proxy, and entitled to vote at the Annual Meeting. Broker non-votes are not treated as present and entitled to vote for purposes of determining whether a propsoal has been approved and, therefore, will not be counted for any purpose in determining the approval of the amendments to the ESPP or the ratification of the independent registered public accountants and will have no effect on these proposals. Abstentions represent shares entitled to vote and, therefore, the effect of an abstention will be a vote against these two proposals.

The cost of preparing, assembling and mailing the proxy materials will be borne by us. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy materials to, and to obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Your vote is important. Please complete the enclosed Proxy Card and mail it in the enclosed postage-paid envelope as soon as possible.

By Order of the Board of Directors,

John R. Moore
Secretary
October 5, 2006

Appendix A

ARRAY BIOPHARMA INC.
EMPLOYEE STOCK PURCHASE PLAN
As amended on November 17, 2000 and on September 12, 2002

The Board of Directors of Array BioPharma Inc. (the “Company”) has adopted this Employee Stock Purchase Plan (the “Plan”) to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions or other cash contributions, to purchase shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”). The Plan is for the benefit of the employees of Array BioPharma Inc. and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:

1.                 SHARES SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 1,200,000. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the “Board”), be either authorized but unissued shares or treasury shares.

2.                 ADMINISTRATION.

The Plan shall be administered under the direction of the Compensation Committee of the Board (the “Committee”). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3.                 INTERPRETATION.

It is intended that the Plan will meet the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan (including any determinations that are reserved by the Board under this Plan), all of which determinations will be final and binding upon all persons.

4.                 ELIGIBLE EMPLOYEES.

Any employee of the Company or any of its participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its participating Affiliates for less than thirty days as of the beginning of an Offering Period (as defined in Section 7 below), provided that this Section 4(a) shall not apply to any employee who is employed by the Company prior to the date of the pricing of the Company’s initial public offering; (b) an employee whose customary employment is for less than five months in any calendar year; and (c) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The term “participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate.

5.                 PARTICIPATION IN THE PLAN.

An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Payroll Department of the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee’s account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Offering Period. Notwithstanding the forgoing, the Board may, in its discretion, also choose to automatically enroll eligible employees in the Plan in connection with the first Offering Period coinciding with the Company’s initial public offering. Eligible employees who are automatically enrolled in the Plan shall be deemed to have elected to purchase Common Stock with a total Purchase Price fixed by the Board at the time of the first Offering Period and payable as a lump sum, which total Purchase Price shall in no event be more than $25,000.

6.                 OFFERINGS.

At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee’s account under the Plan. Pursuant to Section 5 above, the Board shall also have the authority to authorize in the election form the payment for shares of Common Stock through cash payments from participating employees. An employee may not during any Offering Period change his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 14 through 20 below.

7.                 OFFERING PERIODS.

The Offering Periods shall be determined by the Board. The first Offering Period under the Plan shall commence on the date determined by the Board.

If the Purchase Price (as defined below) is determined on the last trading day of a Purchase Period (as defined below) as provided in Section 8 below because the price per share on such date is less than the price per share on the first trading date of the Offering Period, the Board may provide for the automatic termination of the Offering Period and the automatic commencement of a new Offering Period.

8.                 RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.

Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. The purchase price of each share of Common Stock (the “Purchase Price”) shall be the lesser of 85 percent of the fair market value of the Common Stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of such Offering Period; provided, further, that in no event shall the Purchase Price be less than the par value of the Common Stock. For purposes of the Plan, “fair market value” means the value of each share of Common Stock subject to the Plan on a given date determined as follows: if on such date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on The Nasdaq Stock Market, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on such date or, if such date is not a trading day, on the trading day immediately preceding such date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such system or traded on such a market, fair market value shall be determined by the Board in good faith. Notwithstanding the foregoing, the fair market value of each share of Common Stock on the first day of the Offering Period that commences with the Company’s initial public offering shall be the public offering price at which the shares of Common Stock are offered for sale in the initial public offering.

The Board may adopt several purchase periods (each a “Purchase Period”) within a given Offering Period. If the Board adopts several purchase periods within an Offering Period, the Purchase Price shall be the lesser of 85 percent of the fair market value of the Common Stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of such Purchase Period; provided, further, that in no event shall the Purchase Price be less than the par value of the Common Stock.

9.                 TIMING OF PURCHASE; PURCHASE LIMITATION.

Unless a participating employee has given prior written notice terminating such employee’s participation in the Plan, or the employee’s participation in the Plan has otherwise been terminated as provided in Sections 14 through 20 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Offering Period (except as provided in Section 14 below) for the number of shares of Common Stock which the accumulated funds in the employee’s account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 13 below and subject to adjustment under Section 26 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its participating Affiliates shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period. Effective upon the last trading day of the Offering Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with Section 25 below.

10.          ISSUANCE OF STOCK CERTIFICATES.

On the last trading day of the Offering Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Offering Period. The Board may permit or require that shares be deposited directly with a broker designated by the Board or to a designated agent of the Company, and the Board may utilize electronic or automated methods of share transfer. The Board may require that shares be retained with such broker or agent for a designated period of time (and may restrict dispositions for a period of up to 12 months from the date of purchase) and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares. The Company shall retain the amount of payroll deductions or the lump-sum payment used to purchase shares of Common Stock as full payment for the shares of Common Stock and the shares of Common Stock shall then be fully paid and non-assessable.

11.          Withholding of Taxes.

To the extent that a participating employee realizes income in connection with an acquisition, sale or other transfer of any shares of Common Stock acquired under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer. Notwithstanding any implication herein to the contrary, this Section 11 shall not be interpreted in a manner to impose an withholding obligations on an entity other than the Company.

12.          ACCOUNT STATEMENTS.

The Company will cause a statement to be delivered to each participating employee for each Offering Period during which the employee purchases Common Stock under the Plan, reflecting the amount of payroll deductions or other cash contributions during the Offering Period, the number of shares purchased for the employee’s account, the price per share of the shares purchased for the employee’s account and the number of shares held for the employee’s account at the end of the Offering Period.

13.          PARTICIPATION ADJUSTMENT.

If in any Offering Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 9 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.

14.          CHANGES IN ELECTIONS TO PURCHASE.

(a)   A participating employee may, at any time prior to the last trading day of the Offering Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), and the amount in the employee’s account will be distributed and the employee’s option to purchase will terminate.

(b)   Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

15.          VOLUNTARY TERMINATION OF EMPLOYMENT OR DISCHARGE.

In the event a participating employee voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by retirement under a plan of the Company or a participating Affiliate, or is discharged for cause prior to the last day of the Offering Period, the amount in the employee’s account will be distributed and the employee’s option to purchase will terminate.

16.          RETIREMENT OR SEVERANCE.

In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a participating Affiliate because of retirement under a plan of the Company or a participating Affiliate, or because of termination of the employee’s employment by the Company or a participating Affiliate for any reason except discharge for cause, the participating employee may elect, within 10 days after the date of such retirement or termination, one of the following alternatives:

(a)    The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Offering Period, with the amount then credited to the employee’s account; or

(b)   Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

In the event the participating employee does not make an election within the aforesaid 10-day period, he or she will be deemed to have elected subsection 16(b) above.

17.          LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY.

Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

If such employee returns to active service prior to the last day of the Offering Period, the employee’s payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee’s period of absence, the employee shall, by written notice to the Company’s Payroll Department within 10 days after the employee’s return to active service, but not later than the last day of the Offering Period, elect:

(a)    To make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment;

(b)   Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee’s account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(c)    Withdraw the amount in the employee’s account and terminate the employee’s option to purchase.

A participating employee on lay-off, authorized leave of absence or disability on the last day of the Offering Period shall deliver written notice to his or her employer on or before the last day of the Offering Period, electing one of the alternatives provided in the foregoing clauses (a), (b) and (c) of this Section 17. If any employee fails to deliver such written notice within 10 days after the employee’s return to active service or by the last day of the Offering Period, whichever is earlier, the employee shall be deemed to have elected subsection 17(c) above.

If the period of a participating employee’s lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Offering Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 16 of this Plan.

18.          DEATH.

In the event of the death of a participating employee while the employee’s option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee’s death (but no later than the last day of the Offering Period) by written notice to the Company or participating Affiliate, elect one of the following alternatives:

(a)    The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Offering Period, with the amount then credited to the employee’s account; or

(b)   Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

In the event the legal representatives of such employee fail to deliver such written notice to the Company or participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount then credited to the employee’s account shall be paid to such legal representatives.

19.          FAILURE TO MAKE PERIODIC CASH PAYMENTS.

Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan.

20.          TERMINATION OF PARTICIPATION.

A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 25 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee’s participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee’s account and a stock certificate representing the number of whole shares held in the employee’s account. Once terminated, participation may not be reinstated for the then current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

21.          ASSIGNMENT.

No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

22.          APPLICATION OF FUNDS.

All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock and/or refunded to participating employees. Participating employees’ accounts will not be segregated.

23.          NO RIGHT TO CONTINUED EMPLOYMENT.

Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee’s employment at any time.

24.          AMENDMENT OF PLAN.

The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 8 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan (except as provided in Section 26 below) or (b) changing the eligibility requirements for participating in the Plan. No amendment may be made that impairs the vested rights of participating employees.

25.          EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.

The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten (10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.

26.          EFFECT OF CHANGES IN CAPITALIZATION.

a.                Changes in Stock.

If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding shares of stock of the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which rights are outstanding under the Plan, and (ii) the Purchase Price per share.

b.                Reorganization in Which the Company Is the Surviving Corporation.

Subject to Subsection (c) of this Section 26, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

c.                 Reorganization in Which the Company Is Not the Surviving Corporation, Sale of Assets or Stock, and other Corporate Transactions.

Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 50 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

d.                Adjustments.

Adjustments under this Section 26 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive.

e.                 No Limitations on Company.

The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

27.          GOVERNMENTAL REGULATION.

The Company’s obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

28.          STOCKHOLDER RIGHTS.

Any dividends paid on shares held by the Company for a participating employee’s account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held for an employee’s account will be voted in accordance with the employee’s duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

29.          RULE 16b-3.

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

30.          PAYMENT OF PLAN EXPENSES.

The Company will bear all costs of administering and carrying out the Plan.

*    *    *

This Plan was duly adopted and approved by the Board of Directors of the Company on the 8th day of September 2000 and approved by the stockholders of the Company on the 8th day of September 2000, in each case to be effective upon the closing of the initial public offering of the Company’s common stock.

/s/ MICHAEL CARRUTHERS
Michael Carruthers, Secretary

This Plan was duly amended by the Board of Directors as of the 17th day of November 2000 in accordance with Section 24 to add the second paragraph to Section 7 and the second paragraph to Section 8.

/s/ MICHAEL CARRUTHERS
Michael Carruthers, Secretary

This Plan was duly amended by the Board of Directors as of the 12th day of September 2002 and approved by the stockholders at the Annual Meeting of Stockholders on October 31, 2002, (i) to increase the number of shares reserved for issuance hereunder from 800,000 to 1,200,000 in Section 1, and (ii) to remove subparagraph (d) from Section 4.

/s/ MICHAEL CARRUTHERS
Michael Carruthers, Secretary

ARRAY BIOPHARMA INC.

AMENDMENT TO
EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated September 12, 2002)

The Array BioPharma Inc. Employee Stock Purchase Plan (as amended and restated September 12, 2002) (the “Plan”) is hereby amended as set forth below:

1.      The first sentence of Section 8, “Rights to Purchase Common Stock; Purchase Price.” is hereby amended and restated to read as follows:

“Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period for a number of shares equal to $25,000 divided by 85% of the fair market value of the Common Stock on the first day of the Offering Period.”

2.      A new first sentence is added to the end of Section 8, “Rights to Purchase Common Stock; Purchase Price.” to read as follows:

“On the first day of each Purchase Period that: (i) is not also the start of a new Offering Period and (ii) occurs in the same calendar year as an earlier Purchase Period, each participating employee’s right to purchase shares of Common Stock granted under this Section 8 shall be reduced by the number of shares of Common Stock purchased on behalf of such participating employee in the immediately preceding Purchase Period.”

3.      Section 14, “Changes in Elections to Purchase.” is hereby amended by the addition of a new subsection (c) to read as follows:

“(c) Notwithstanding subsection 14(b) above, any participating employee may increase (subject to the maximum limitation on purchases under the Plan provided for in Section 9 and any additional limitations imposed by section 423 of the Code) or decrease his or her payroll deduction, to take effect on the first day of the next Purchase Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above. The Company may impose reasonable administrative restrictions on the frequency of changes in payroll deductions, required advance notice for changes in payroll deductions and on the minimum amount of payroll deductions.”

4.      The Plan shall otherwise be unchanged by this Amendment.

This Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation at a meeting held on April 29, 2004.

/s/ MICHAEL CARRUTHERS
R. Michael Carruthers, CFO

AMENDMENT TO THE
ARRAY BIOPHARMA INC.

EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated September 12, 2002,
and as amended on April 29, 2004)

Pursuant to the authority of the Board of Directors of Array BioPharma Inc (the “Company”) and Section 24 of the Array BioPharma Inc. Employee Stock Purchase Plan (as amended and restated September 12, 2002, and as amended on April 29, 2004) (the “Plan”), the Plan is hereby amended as set forth below:

1.      The first sentence of Section 1, “Shares Subject to the Plan”, is hereby amended and restated as follows:

“Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 1,650,000.”

2.      Section 4, “Eligible Employees”, is hereby amended to delete subparagraph (a) thereof.

3.      Section 14(a), “Changes in Election to Participate”, is hereby amended and restated as follows:

“(a)  A participating employee may, at any time prior to the last trading day of the Offering Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), and the amount in the employee’s account will be distributed and the employee’s option to purchase will terminate, unless the employee elects, by written notice to the Company, not to have such amount distributed, in which event such amount shall remain in the employee’s account and available to exercise his or her option to purchase shares under the Plan during such Offering Period.”

4.      This Amendment to the Array BioPharma Inc. Employee Stock Purchase Plan (the “Amendment”) was approved by the Board of Directors of the Company on December 9, 2005 and shall be effective thereon; provided, however, that the amendments set forth in Sections 1 and 2 of this Amendment are contingent upon the approval of such amendments by a majority vote by the stockholders of the Company on or prior to December 9, 2006 (“Stockholder Approval”). If Stockholder Approval is not attained, then the provisions of Sections 1 and 4 of the Plan as in effect immediately prior to the time the Board of Directors approved this Amendment shall remain in effect.

5.      This Amendment shall affect only those provisions of the Plan set forth herein, and all of the remaining terms and provisions of the Plan shall not be modified or amended hereby and shall continue in full force and effect.

*              *              *              *              *

This Amendment to the Plan was duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent on December 9, 2005.

/s/ MICHAEL CARRUTHERS
R. Michael Carruthers Chief Financial Officer

REVOCABLE PROXY

ARRAY BIOPHARMA INC.
3200 Walnut Street, Boulder, Colorado 80301

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 2, 2006

The undersigned stockholder of Array BioPharma Inc. (the “Company”) hereby appoints Robert E. Conway, R. Michael Carruthers and John R. Moore, and each of them, as attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 2:00 p.m., Mountain Time, on November 2, 2006, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado  80302, and at any adjournments or postponements thereof, upon the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 5, 2006 and the Company’s Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given.  This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE, TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT TO RESPOND, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

Proposal One:	Re-election of three directors to the Board of Directors to serve a term of three years, or until their successors have been duly elected and qualified.

	Nominees:	Francis J. Bullock, Ph.D. Kevin Koch, Ph.D. Douglas E. Williams, Ph.D.

☐ FOR all nominees listed above.

☐ WITHHOLD AUTHORITY to vote for all nominees

☐ WITHHOLD AUTHORITY to vote for all nominees EXCEPT:

(fill in nominee name(s))

Proposal Two:

Approval of amendments to the Array BioPharma Inc. Employee Stock Purchase Plan (i) increasing the number of shares of common stock reserved for issuance thereunder by 450,000 shares, to an aggregate of 1,650,000 shares, and (ii) removing an eligibility requirement that employees be employed for at least 30 days prior to an offering period to participate in the ESPP during such offering period.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal Three:	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2007.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS
ONE, TWO AND THREE IF UNMARKED, UNLESS CONTRARY DIRECTION IS GIVEN.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

☐            MARK HERE IF YOU PLAN TO VOTE YOUR SHARES AT THE ANNUAL MEETING.

	Date:	, 2006.
Signature of Stockholder

	Date:	, 2006.
Signature of Stockholder

Please sign exactly as your name appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.